UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Cycle Country Accessories Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-31715	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 38th Ave W, Spencer, Iowa 51301
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (712) 262-4191

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 22, 2011, Cycle Country Accessories Corp. entered into a Ninth Amendment to its Secured Credit Agreement with Bank Midwest (the “Lender”).  The Ninth Amendment increases the revolving credit commitment under the Credit Agreement to $4,100,000 until the closing of the Company’s previously disclosed sale of its branded ATV accessories product line to Kolpin Outdoors Inc. (the “Kolpin Sale”).  The Company must prepay a portion of the amounts outstanding under the Credit Agreement upon the closing of the Kolpin Sale.  After the closing of the Kolpin Sale, the revolving credit commitment under the Credit Agreement will be $1,000,000.  The Lender also provided all waivers and consents necessary for the Company to enter into and consummate the Kolpin Sale.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, September 23, 2011.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Chief Financial Officer, Chief Operating Officer, Chief Executive Officer, Treasurer, Secretary and Director
(principal executive, financial and accounting officer)